SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2004

The St. Paul Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-10898		41-0518860
(Commission File Number)		(IRS Employer Identification No.)

385 Washington Street Saint Paul, MN		55102
(Address of Principal Executive Offices)		(Zip Code)

(651) 310-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     On March 18, 2004, The St. Paul Companies, Inc. ("The St. Paul") issued a press release announcing that The St. Paul and Travelers Property Casualty Corp. ("Travelers") had executed a memorandum of understanding (the "Settlement") with the plaintiffs in all three of the pending purported securities class action lawsuits related to the proposed merger between The St. Paul and Travelers. The St. Paul and its subsidiary, Adams Acquisition Corp., were named as co-defendants in Farina v. Travelers Property Casualty Corp., et. al., one of the three purported class actions filed in Connecticut against Travelers and its board of directors. The final settlement of the actions is subject to, among other things, court approval. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In connection with the Settlement, The St. Paul entered into the Second Amendment Agreement to the Agreement and Plan of Merger dated as of November 16, 2003, as amended, by and among The St. Paul, Travelers and Adams Acquisition Corp., a copy of which is attached hereto as Exhibit 2.1.

Item 7(c). Exhibits.

Exhibit Number	Description

2.1	Second Amendment Agreement to the Agreement and Plan of Merger dated as of November 16, 2003, as amended, by and among The St. Paul, Travelers and Adams Acquisition Corp.

99.1	Press release dated March 18, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004

THE ST. PAUL COMPANIES, INC.

By:	/s/ Bruce A. Backberg

	Name:	Bruce A. Backberg
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Second Amendment Agreement to the Agreement and Plan of Merger dated as of November 16, 2003, as amended, by and among The St. Paul, Travelers and Adams Acquisition Corp.

99.1	Press release dated March 18, 2004.